AMENDMENT NO. 1 TO
EVANS BANK, N.A.
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Amendment No. 1 (the “Amendment”) to the Evans Bank, N.A. Amended and Restated Supplemental Executive Retirement Plan (the “SERP”) is effective January 1, 2009.

WHEREAS, the parties wish to amend the SERP only with respect to William R. Glass (“Mr. Glass”) in order to change the definition of “Final Average Earnings,” and to provide for a lump sum payment that is the actuarial equivalent to installments paid over 20 years; and

WHEREAS, Section 6.8(A) of the SERP provides that the SERP may be amended by the Board of Directors (“Board”) of Evans National Bank, N.A. (the “Bank”) at time, provided that no amendment shall reduce the accrued benefit of any Participant, determined as of the date of such amendment.

NOW, THEREFORE, the Bank hereby amends the SERP as follows:

1. The following is added after the last sentence of the definition of “Final Average Earnings” and “Years of Service” as set forth on page 2 of the SERP:

Notwithstanding the preceding provisions of this paragraph, effective January 1, 2009, and only with respect to Mr. Glass, (i) “Final Average Earnings” means base salary plus bonus, excluding equity compensation and miscellaneous items for the five highest consecutive, fully completed calendar years up to the date that Mr. Glass attains age 65; and (ii) “Years of Service” means each calendar year in which Mr. Glass performs 1,000 hours of service, but only through the date that Mr. Glass attains age 65. Upon Mr. Glass’s attainment of age 65, no compensation earned after that date and no years of service performed after that date shall be taken into account with respect to determining the amount of Mr. Glass’s benefits hereunder.

2. The following is added as a new Section 3.6(C):

C. Notwithstanding Sections 3.6(A) and (B), effective January 1, 2009, when Mr. Glass is entitled to a benefit under this Plan, the benefit shall be paid in the form of a single cash lump sum that is actuarially equivalent to 20 years of guaranteed annual installments (which is 5 years longer than the regular payment for other Participants).

IN WITNESS WHEREOF, the Bank has executed this Amendment on the date set forth below.

EVANS BANK, N.A.

October 16, 2009 By: /s/David J. Nasca

Date	David J. Nasca, President & C.E.O.